Exhibit 21.1

REGISTRANT’S SUBSIDIARIES

Following is a list of the Registrant’s subsidiaries and the state of incorporation or other jurisdiction.

Name of Subsidiary	State of Incorporation or Other Jurisdiction
ABC Bancorp Capital Trust I	State of Delaware
American Banking Company	State of Georgia
Moultrie Holding Company, Inc.	State of Delaware
Moultrie Real Estate Holdings, Inc.	State of Delaware
Heritage Community Bank	State of Georgia
Quitman Holding Company, Inc.	State of Delaware
Quitman Real Estate Holdings, Inc.	State of Delaware
Bank of Thomas County	State of Georgia
Thomas Holding Company, Inc.	State of Delaware
Thomas Real Estate Holdings, Inc.	State of Delaware
Citizens Security Bank	State of Georgia
Citizens Holding Company, Inc.	State of Delaware
Citizens Real Estate Holdings, Inc.	State of Delaware
Cairo Banking Company	State of Georgia
Cairo Holding Company, Inc.	State of Delaware
Cairo Real Estate Holdings, Inc.	State of Delaware
Southland Bank	State of Alabama
Southland Real Estate Holdings, Inc.	State of Alabama
Central Bank & Trust	State of Georgia
Cordele Holding Company, Inc.	State of Delaware
Cordele Real Estate Holdings, Inc.	State of Delaware
First National Bank of South Georgia	The Comptroller of the Currency
First National Holding Company, Inc.	State of Delaware
First National Real Estate Holdings, Inc.	State of Delaware
Merchants & Farmers Bank	State of Georgia
M&F Holding Company, Inc.	State of Delaware
M&F Real Estate Holdings, Inc.	State of Delaware
Tri-County Bank	State of Florida
Tri-County Holding Company, Inc.	State of Delaware
Tri-County Real Estate Holdings, Inc.	State of Delaware
First Bank of Brunswick	State of Georgia
Citizens Bank – Wakulla	State of Florida

Each subsidiary conducts business under the name listed above.